Exhibit 99.1

TURNING POINT BRANDS APPOINTS LONG-TIME EXECUTIVE GRAHAM PURDY AS CEO

Purdy Brings Nearly Two Decades of Leadership and Operating Experience at TPB; Will Drive Company’s Growth Strategy and a Renewed Focus on Maximizing Value of Its Core Brands

Yavor Efremov Resigning as CEO

Company Announces Preliminary Q3 Results and Updates Full-Year 2022 Outlook

LOUISVILLE, Ky., October 17, 2022 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables, announced today the appointment of long-tenured company executive Graham Purdy as CEO and Board Director, effective as of October 16, 2022, following Yavor Efremov’s resignation as CEO and Director. Additionally, David Glazek will transition from Non-Executive to Executive Board Chairman, effective January 2023.

Mr. Purdy will lead TPB’s strategy, execution, and operations, with a particular focus on growing and maximizing the value of the Company’s portfolio of iconic and emerging brands. Prior to his appointment as CEO, Mr. Purdy served as Chief Operating Officer since 2019. Since joining TPB in 2004, Mr. Purdy has held various leadership positions, including as President of the New Ventures Division and Senior Vice-President Sales. During his tenure, Mr. Purdy oversaw two of the Company’s highly successful brand extensions, rolling out Zig-Zag Cigar Wraps and Stoker’s MST. In addition, he built a highly effective sales organization driven by an industry-leading performance management system, strategically positioned a number of highly successful new products, and led the integration of many of the Company’s most important strategic initiatives. Mr. Purdy led day-to-day operations during the COVID-19 pandemic, managing through complex challenges to the business while completing three of the most successful years in the Company’s history.

“Graham is a highly experienced operator who has been integral to Turning Point’s success. His deep knowledge of the Company’s operations and industry make him ideally suited to lead TPB today. We are confident in his ability to oversee Turning Point’s brand strategy and sharpen the Company’s operational focus,” said Mr. Glazek, Chairman of TPB’s Board of Directors. Mr. Glazek continued: “The Board would also like to thank Mr. Efremov for his many contributions during his tenure. In the last year, he has launched key initiatives, including the expansion of our distribution platform, enhancing our IT infrastructure, and adding new leadership talent. We wish him well going forward.”

“I am excited to serve as Turning Point’s next CEO and drive the company’s strategic priorities to enhance shareholder value,” said Mr. Purdy. “Over the past three decades, Turning Point has built a leading industry position through our portfolio of large and leading brands, innovative marketing, and omni-channel distribution capabilities, along with our strong track record of new product innovation. I look forward to working with our highly talented team to continue to build a world-class consumer products company for the benefit of our employees, customers, and shareholders.”

“I am proud of what we have accomplished in a short period of time and the progress that has been made on key initiatives over the past year,” said Mr. Efremov. “I am grateful to have had the opportunity to serve as CEO and meet and work alongside the many hard-working and dedicated employees of Turning Point.”

Preliminary Q3 2022 Earnings and Updated Full-Year Outlook

The Company estimates that for the third quarter of 2022, net sales will be between $106 and $108 million, net income will be between $10.5 and $12 million, and Adjusted EBITDA will be between $23.5 and $25 million.

The Company today also updated its full-year 2022 outlook ahead of its regularly scheduled conference call, which is scheduled for Wednesday, October 26 at 8:30 a.m. Eastern. For the full-year 2022, the Company now expects:

•	Zig-Zag Products sales of $186 to $191 million (compared to previous outlook of $193 to $200 million)
•	Stoker’s Products sales of $128 to $132 million (compared to previous outlook of $127 to $133 million)
•	Consolidated adjusted EBITDA of $96 to $99 million (compared to previous outlook of $97 to $103 million)

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands, and its emerging brands within the NewGen segment. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes the non-GAAP financial measure Adjusted EBITDA. A reconciliation of Adjusted EBITDA to its most comparable measure calculated under GAAP, Net Income, accompanies this release.

Cautionary Note Regarding Preliminary Financial Information

All financial results for the third quarter ended September 30, 2022 included in this release are preliminary.

These preliminary results are unaudited and preliminary, are subject to completion of TPB’s financial closing procedures that could result in changes to the amounts, and do not present all information necessary for an understanding of the TPB’s financial condition. These estimates should not be viewed as a substitute for TPB’s full financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary data. TPB’s independent registered public accounting firm, RSM US LLP, has not audited, reviewed, compiled or performed any procedures with respect to these estimates. The summary is not a comprehensive statement of TPB’s financial results or operating metrics for this period and actual results and metrics may differ materially from these estimates following the completion of its financial and operating closing procedures, or as a result of other adjustments or developments that may arise before the results for this period are finalized.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including Adjusted EBITDA.  We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA is used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that Adjusted EBITDA is an appropriate measures of operating performance because it eliminates the impact of expenses that do not relate to business performance.

We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

The following table reconciles EBITDA and Adjusted EBITDA to Net income for the three months ended September 30, 2022 utilizing the mid-point of TPB’s estimated range for Adjusted EBITDA.

(in thousands)	Three Months Ended September 30,
2022
Net income attributable to Turning Point Brands, Inc.	$11,273
Add:
Interest expense, net	4,802
Income tax expense	3,797
Depreciation expense	861
Amortization expense	454
EBITDA	$21,187
Components of Adjusted EBITDA
Corporate restructuring (a)	17
ERP/CRM (b)	435
Stock options, restricted stock, and incentives expense (c)	1,442
FDA PMTA (d)	1,169
Adjusted EBITDA	$24,250

(a)  Represents costs associated with corporate restructuring, including severance.

(b)  Represents cost associated with scoping new ERP and CRM systems.

(c)  Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.

(d)  Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").

Contacts

Media Inquiries
Kekst CNC
Liz Cohen / Daniel Hoadley
liz.cohen@kekstcnc.com / daniel.hoadley@kekstcnc.com

Investor Inquiries
Louie Reformina, Senior Vice President, CFO
ir@tpbi.com (502) 774-9238